UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2026

Roman DBDR Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42435	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 S. Dixie Highway, Suite 179 West Palm Beach, FL	33405
(Address of principal executive offices)	(Zip Code)

(650) 618-2524

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	DRDBU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	DRDB	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	DRDBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Change of Director

On May 11, 2026, Michael Woods resigned as a director of Roman DBDR Acquisition Corp. II (the “Company”), effective immediately. On May 11, 2026, the Company’s Board of Directors (the “Board”) appointed Hunter C. Gary to serve as an independent director and a member of the Compensation Committee of the Board, effective immediately.

Mr. Gary, 52, served as Senior Managing Director of Icahn Enterprises L.P. (Nasdaq: IEP), a diversified holding company, from November 2010 until July 2024. At IEP, Mr. Gary was responsible for monitoring portfolio company operations, implementing operational value enhancement and leading operational activities in areas including technology, merger integration, supply chain, organization transformation, real estate, business process outsourcing, SG&A reduction, risk management and human resources. Mr. Gary also served as President and Chief Executive Officer of Cadus Corporation (OTC: KDUS), a company engaged in the acquisition of real estate for renovation or construction and resale, from March 2014 until June 2018.  Mr. Gary was employed by Icahn Associates Corporation, an affiliate of IEP, from June 2003 until October 2010, where he held various positions, including most recently serving as the Chief Operating Officer of Icahn Sourcing LLC, a group purchasing organization. Mr. Gary also served in a public governmental capacity from 2004 until 2008 as an elected City Council member and Vice Mayor of Indian Creek Village in Florida. From 1997 to 2002, Mr. Gary was employed by Kaufhof Warenhaus AG, a former subsidiary of the Metro Group, where he served as a Managing Director, spearheading retail innovation.

Mr. Gary was previously a director of numerous public and private companies, including: American Electric Power Company, Inc. (Nasdaq: AEP), an electric utility company, from February 2024 until April 2026; VIVUS LLC, a pharmaceutical company, from December 2020 until July 2024; Conduent Inc. (Nasdaq: CDNT), a business process outsourcing company, from August 2020 until June 2024; CVR Energy, Inc. (NYSE: CVI), an independent petroleum refiner and marketer of high value transportation fuels, from September 2018 until March 2024 where he served as chairman of the compensation committee; Herc Holdings Inc. (NYSE: HRI), an equipment rental company, from May 2022 until March 2023; American Railcar Industries, Inc. (Nasdaq: ARII), a railcar manufacturing company, from January 2008 until June 2015; Federal-Modul Holdings Corp (Nasdaq: FDML), a supplier of automotive powertrain and safety components, from October 2012 until February 2016; PepBoys (NYSE: PBY), an automotive aftermarket chain, from July 2016 to July 2024; Herbalife Nutrition Ltd. (NYSE: HLF), a nutrition company, from April 2014 until January 2021; Tropicana Entertainment Inc. (OTC: TPCA), a company primarily engaged in owning and operating casinos and resorts, from March 2010 until October 2018; XO Holdings (Nasdaq: XOXO), a provider of telecom services, from September 2011 until January 2018; Voltari Corporation (Nasdaq: VLTC), a company engaged in acquiring, financing and leasing commercial real properties, from October 2007 until September 2015; and Viskase Companies Inc. (OTC: VKSC), a meat casing company from August 2012 until June 2015.

Mr. Gary received his Bachelor of Science degree with senior honors from Georgetown University as well as a certificate of executive development from Columbia Graduate School of Business. The Company believes that Mr. Gary is well qualified to serve on the Board due to his extensive experience in operations and oversight matters for a variety of companies and services on the boards of numerous public companies.

In connection with Mr. Gary’s appointment, he will receive for his services as a director an indirect interest in the founder shares through membership interests in the Company’s sponsor.

Change of Chief Technology Officer

On May 14, 2026, Dr. Donald G. Basile resigned as the Chief Technology Officer of the Company, effective immediately. The Board appointed Al Basseri as the new Chief Technology Officer, effective as of May 14, 2026.

Mr. Basseri has served as an executive at eGain (Nasdaq: EGAN) in Silicon Valley, an AI knowledge provider, since January 2026. Prior to that, he was Chief Technology Officer at Ferret, an AI-powered relationship intelligence platform, from July 2023 to January 2026, where he led the development of a generative AI platform focused on delivering real-time, unbiased intelligence. He also served as Chief Technology Officer of FortressSecure, a decentralized security platform, where he concentrated on decentralized AI cybersecurity solutions for multi-cloud storage environments, from August 2018 to June 2023. Throughout his career, Mr. Basseri has held executive and senior leadership roles at several prominent technology companies, including Fusion-io, which completed its initial public offering in 2011, and Violin Memory, an IT services and consulting company which went public in 2013. Additional leadership roles include Chief Executive Officer of Scalytics, an enterprise streaming products and consulting company, from June 2020 to November 2021, and Senior Vice President of Field Engineering at DBM Cloud Systems, a data management platform company, from March 2017 to August 2020, where he contributed to innovative cloud resource management solutions. Mr. Basseri has also held senior positions at Tegile Systems, Western Digital, ASI Corp, Nenonode and Supergate, building deep expertise across storage infrastructure, enterprise systems and business development. He is a seasoned technology executive with more than 25 years of leadership experience spanning AI infrastructure, data centers, cybersecurity, cloud computing and fintech. He specializes in designing and scaling high-performance, cloud-native and hybrid infrastructure environments that support modern AI workloads, including GPU-intensive and real-time data platforms. His experience supporting high-growth companies through scale and public market transitions has made him a trusted advisor to executive teams and investors on technology strategy, AI infrastructure and data center investments.

Mr. Basseri has led the development of secure, AI-driven platforms and digital ecosystems for both global enterprises and emerging technology companies. His expertise spans infrastructure architecture, cybersecurity, identity and payments, and trust-based systems, with a strong emphasis on scalability, compliance and operational efficiency. Mr. Basseri holds a Bachelor of Science degree in Computer Science from San Jose State University and pursued graduate studies in Computer Science and Business at the University of California, Santa Cruz.

There are no family relationships between Mr. Gary, Mr. Basseri and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Gary or Mr. Basseri that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Gary, Mr. Basseri, and any other person pursuant to which Mr. Gary was selected as a director, or Mr. Basseri was elected as a Chief Technology Officer, of the Company.

On May 15, 2026, the Company issued a press release announcing Mr. Gary’s appointment to the Board and Mr. Basseri’s new position as Chief Technology Officer. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated May 15, 2026
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2026

Roman DBDR Acquisition Corp. II

	By:	/s/ Dixon Doll, Jr.
	Name:	Dixon Doll, Jr.
	Title:	Chief Executive Officer